UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, the Compensation Committee of the Board of Directors of Health Management Associates, Inc. (the “Company”) approved cash bonuses and contingent stock awards for certain executive officers of the Company, including the individuals listed in the table below. The contingent stock award granted to each officer is equal in value to such officer’s cash bonus. The number of shares granted was based on a market value of $5.66 per share, which was the closing price of the Company’s common stock on February 19, 2008. The shares awarded were credited to each executive officer’s account and will vest on the fourth anniversary of the date of the award, at which time the shares will be issued.

Executive Officer	Cash Bonus	Number of Shares of Common Stock Awarded
Burke W. Whitman, President and Chief Operating Officer	$350,000	61,837
Robert E. Farnham, Senior Vice President and Chief Financial Officer	$120,000	21,201

The cash bonuses and contingent stock awards described above were made under the Company’s 1996 Executive Incentive Compensation Plan (the “EICP”), which is a comprehensive executive compensation plan that the Company’s executive officers, among others, may participate. The EICP, including all material amendments, can be found at Exhibits 10.6, 10.7, 10.9 and 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

On February 19, 2008, the Company’s Board of Directors ratified changes to the duties and responsibilities of Peter M. Lawson and Jon P. Vollmer, retroactive to December 31, 2007. Accordingly, they are no longer executive officers, as that term is defined under rules and regulations established by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.
Date: February 22, 2008
	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and
Chief Financial Officer